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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We have issued our report dated April 11, 1997 accompanying the consolidated financial statements of American List Corporation included in the Registration Statement and Prospectus of Snyder Communications, Inc. on Pre-Effective Amendment No. 3 to Form S-3 (File No. 333-50929) (the consolidated financial statements of American List Corporation are not presented separately therein). We consent to the use of the aforementioned report in such Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".


                                           GRANT THORNTON LLP

Melville, New York
May 15, 1998